UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

364-Day Bridge Credit Agreement

On April 13, 2016, The Sherwin-Williams Company (“Sherwin-Williams”) entered into a 364-day bridge credit agreement (the “Bridge Credit Agreement”) with a syndicate of lenders, Citibank, N.A., as administrative agent (the “Bridge Agent”), and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner. Under the Bridge Credit Agreement, Sherwin-Williams may request bridge loans in an aggregate amount not to exceed $7.3 billion. The Bridge Credit Agreement will mature 364 days after the date upon which the Valspar Acquisition closes and the conditions precedent under the Bridge Credit Agreement are satisfied.

The proceeds of the Bridge Credit Agreement must be used to pay a portion of the cash consideration in connection with the recently announced merger agreement with The Valspar Corporation (the “Valspar Acquisition”) and other fees and expenses related thereto. Sherwin-Williams anticipates that some or all of the bridge loans will be replaced by permanent financing or issuances of securities. The loans under the Bridge Credit Agreement will be funded by the lenders upon the satisfaction of certain conditions, including the consummation of the Valspar Acquisition.

At Sherwin-Williams’ election, borrowings under the Bridge Credit Agreement will bear interest either at (i) the eurodollar rate plus an applicable margin, or (ii) the base rate plus an applicable margin. The eurodollar rate for an interest period is the rate per annum equal to the London interbank offered rate (“LIBOR”) for such interest period. The applicable interest rate margin over the eurodollar rate may range from a minimum of 1.00% to a maximum of 2.50% based on the ratings of Sherwin-Williams’ senior unsecured long-term debt securities (the “Senior Debt Ratings”) and based on the period for which the bridge loans are outstanding. The base rate is a fluctuating rate per annum equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime lending rate of Citibank, N.A., and (iii) the eurodollar rate determined on a daily basis for a one-month interest period plus 100 basis points; provided that if the base rate is less than zero, such rate shall be deemed zero for purposes of the Bridge Credit Agreement. The applicable interest rate margin over the base rate may range from a minimum of 0.00% to a maximum of 1.50% based on the Senior Debt Ratings and the period for which the bridge loans are outstanding.

The Bridge Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in the Existing Credit Agreement (as defined below). The Bridge Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, noncompliance with covenants and bankruptcy-related events. If certain of these or other events of default occur, the Bridge Agent may decide to, or lenders with a majority of the outstanding loans or commitments may require the Bridge Agent to, accelerate amounts due under the Bridge Credit Agreement. The Bridge Credit Agreement also contains a financial covenant that provides that after the closing of the Valspar Acquisition, Sherwin-Williams’ consolidated leverage ratio (total indebtedness to EBITDA) may not exceed 5.25 to 1.00.

Term Loan Credit Agreement

On April 13, 2016, Sherwin-Williams entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with a syndicate of lenders, Citibank, N.A., as administrative agent (the “Term Loan Agent”), and Wells Fargo Bank, National Association, Morgan Stanley Senior Funding, Inc. and PNC Bank, National Association, as co-syndication agents. Under the Term Loan Credit Agreement, Sherwin-Williams may request term loans in an aggregate amount not to exceed $2.0 billion. The proceeds of the Term Loan Credit Agreement will be used to pay a portion of the cash consideration in connection with the Valspar Acquisition and other fees and expenses related thereto.

The Term Loan Credit Agreement requires Sherwin-Williams to repay each quarter (i) after the closing date of the Valspar Acquisition (the “Closing Date”) but before the first anniversary of the Closing Date, 0% of the aggregate principal amount outstanding on the Closing Date, (ii) after the first anniversary of the Closing Date but before the second anniversary of the Closing Date, 5% of the aggregate principal amount outstanding on the Closing Date, (iii) after the second anniversary of the Closing Date but before the fourth anniversary of the Closing Date, 6.25% of the aggregate principal amount outstanding on the Closing Date, and (iv) after the fourth anniversary of the Closing Date but before the fourth anniversary of the Closing Date, 7.50% of the aggregate principal amount outstanding on the Closing Date. The Term Loan Credit Agreement will mature five years after the date upon which the Valspar Acquisition closes and the conditions precedent under the Term Loan Credit Agreement are satisfied.

At Sherwin-Williams’ election, borrowings under the Term Loan Credit Agreement will bear interest either at (i) the eurodollar rate plus an applicable margin, or (ii) the base rate plus an applicable margin. The eurodollar rate for an interest period is the rate per annum equal to the LIBOR for such interest period. The applicable interest rate margin over the eurodollar rate may range from a minimum of 1.00% to a maximum of 1.75% based on the Senior Debt Ratings. The base rate is a fluctuating rate per annum equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime lending rate of Citibank, N.A., and (iii) the eurodollar rate determined on a daily basis for a one-month interest period plus 100 basis points; provided that if the base rate is less than zero, such rate shall be deemed zero for purposes of the Term Loan Credit Agreement. The applicable interest rate margin over the base rate may range from a minimum of 0.00% to a maximum of 0.75% based on the Senior Debt Ratings.

The Term Loan Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in the Existing Credit Agreement. The Term Loan Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, noncompliance with covenants and bankruptcy-related events. If certain of these or other events of default occur, the Term Loan Agent may decide to, or lenders with a majority of the outstanding loans or commitments may require the Term Loan Agent to, accelerate amounts due under the Term Loan Credit Agreement. The Term Loan Credit Agreement also contains a financial covenant that provides that Sherwin-Williams’ consolidated leverage ratio (total indebtedness to EBITDA) may not exceed 5.25 to 1.00 after the Closing Date, and which level decreases over time (to a minimum of 3.50 to 1.00).

Amendment to Credit Agreement

On April 13, 2016, Sherwin-Williams, Sherwin-Williams Canada Inc. (“SW Canada”), Sherwin-Williams Luxembourg S.à r.l. (“SW Luxembourg”) and Sherwin-Williams UK Holding Limited (“SW UK,” and together with Sherwin-Williams, SW Canada and SW Luxembourg, the “Borrowers”) entered into an amendment (the “Amendment”) to its existing revolving credit agreement (the “Existing Credit Agreement”), among the Borrowers, Bank of America, N.A., acting as domestic administrative agent and Bank of America, National Association, acting as Canadian administrative agent. The Amendment, among other things, provides for amendments that contemplate the Valspar Acquisition, including adjusting the permissible levels of the consolidated leverage ratio and requiring a guaranty from certain material subsidiaries in the event Sherwin-Williams guarantees material debt of such subsidiaries.

Certain of the lenders under the Bridge Credit Agreement, the Term Loan Credit Agreement and the Existing Credit Agreement, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing descriptions of the Bridge Credit Agreement, the Term Loan Credit Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Bridge Credit Agreement, the Term Loan Credit Agreement and the Amendment, copies of which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Bridge Credit Agreement, the Term Loan Credit Agreement and the Amendment is incorporated herein by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	364-Day Bridge Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

4.2	Term Loan Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, the lenders party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, Morgan Stanley Senior Funding, Inc. and PNC Bank, National Association, as co-syndication agents.

4.3	Amendment No. 1 to Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, Sherwin-Williams Canada Inc., Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams UK Holding Limited, as borrowers, the lenders party thereto, Bank of America, N.A., as domestic administrative agent, and Bank of America, National Association, as Canadian administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 15, 2016	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	364-Day Bridge Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, the lenders party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

4.2	Term Loan Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, the lenders party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, Morgan Stanley Senior Funding, Inc. and PNC Bank, National Association, as co-syndication agents.

4.3	Amendment No. 1 to Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, Sherwin-Williams Canada Inc., Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams UK Holding Limited, as borrowers, the lenders party thereto, Bank of America, N.A., as domestic administrative agent, and Bank of America, National Association, as Canadian administrative agent.

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